EXHIBIT 10.7

                           OPTIONAL EXCHANGE AGREEMENT
                           ---------------------------


     This AGREEMENT is made this 2nd day of July, 2001, by and between WOW ENTERTAINMENT, INC., a Delaware corporation (the "Company"), Carter Fortune ("Fortune") and MURPHY DEVELOPMENT, LTD. (the "LLC").

         1.       Nature of the Transaction.

                  (a) Fortune has loaned Five Hundred Thousand Dollars ($500,000.00) to LLC, which loan is represented by an Exchangeable Promissory Note of even date herewith. In addition, Fortune will loan up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) to LLC, which loan is represented by an Exchangeable Line of Credit Promissory Note of even date herewith (collectively the "Notes").

                  (b) At the option of Fortune, all or any portion of the unpaid principal and accrued interest under the Notes may be exchanged into common stock ("Exchange Shares") of Company. This option may be elected at any time prior to the maturity date of the Notes. The portion of the unpaid principal and accrued interest elected to be exchanged shall be converted into that number of shares of common stock equal to the quotient of (i) such applicable portion of the unpaid principal and interest, divided by (ii) $0.407401. For example, if $500,000 of unpaid principal and accrued interest was converted, 1,227,292 common shares would be issued by Company. If Fortune desires to make this election, he shall notify LLC and Company, in writing, of his intent. A closing shall occur within thirty (30) days of such written notice. At closing, Fortune shall surrender the applicable note and Company shall issue the Exchange Shares to Fortune. If only a portion of the unpaid principal and accrued interest is exchanged, LLC shall issue a new note to Fortune in the amount of the unpaid principal and accrued interest that was not exchanged. The new note shall have substantially similar terms to the note that was surrendered.

         2. Representations of Company. Company represents and warrants to Fortune that:

                  (a) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein. This Agreement constitutes the valid and legally binding obligation of Company, enforceable in accordance with the terms and conditions.

                  (b) Company's authorized capital stock consists of 150,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value. Company has full right and authority to issue to Fortune, upon the terms and conditions set forth in this Agreement, the shares specified by this Agreement and, pursuant to the terms and conditions hereof, the shares will be duly and validly issued as fully paid and nonassessable shares of Company's common stock.

         3. Representations and Warranties of Fortune. Fortune represents and warrants to Company that:

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                  (a) Lack of Restrictions. As of the date of this Agreement and as of the date of any exchange, Fortune holds of record and owns beneficially the Notes, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws) encumbrances, security interests, options, warrants, purchase rights, contracts, commitments and/or equities. Fortune is not a party to any option, warrant, purchase right or other contract or commitment that could require Fortune to sell, transfer or otherwise dispose of the Notes (other than this Agreement).

                  (b) Accredited Investor. Fortune is an "accredited investor" as that term is defined in Regulation D of the Securities Act and has sufficient knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transaction contemplated by this Agreement and making an informed business decision.

         4. Certificate for the Exchange Shares. Upon issuance of the Exchange Shares, Company shall forthwith deliver a duly executed certificate evidencing ownership of the Exchange Shares in the name of Fortune individually, which certificate shall bear the usual restrictive legend pertaining to Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933.

         5. Tax Consequences. Each party represents that it/he has consulted with its/his own tax advisors and has made has made its/his own independent conclusion regarding the tax consequences of the intended transaction.

         6. Assignment. This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

         7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns and transferors.

         8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or other obligations except as specifically provided. Any waiver, amendment or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

         9. Arbitration. Any and all disputes, claims and controversies arising under or by reason of this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and any award rendered in such arbitration shall be binding and conclusive upon the parties. The arbitrators may decree specific performance or grant

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injunctions or any other equitable relief deemed proper by the arbitrators under the circumstances. Such arbitration shall be held in Indianapolis, Indiana. Judgment on any award may be entered and enforced in any court located in Indianapolis, Indiana.

         10. Notices. Any written notice permitted or required hereunder shall be effective when (a) mailed by certified United States mail, postage prepaid with return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt, to the applicable address specified below:

                  If to LLC:         Murphy Development, Ltd.
                                     111 Monument Circle, Suite #4600
                                     Indianapolis, Indiana 46204

                  If to Company:     WOW Entertainment, Inc.
                                     111 Monument Circle, Suite #4600
                                     Indianapolis, Indiana 46204

                  If to Fortune:     Carter M. Fortune
                                     P.O. Box 70
                                     Freedom, Indiana 47431

or to such other addresses as Company, LLC or Fortune may from time to time specify for itself/himself by notice hereunder.

         11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be deemed executed upon receipt of a facsimile copy bearing signatures of the parties, provided that a complete document bearing original signatures is assembled within five business days of such execution.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                              MURPHY DEVELOPMENT, LTD.
                                              By its Manager and Sole Member:

/s/ Carter Fortune                            /s/ Douglas E. May
-------------------------------               ---------------------------------
Carter Fortune, Individually                  Douglas E. May, CFO
                                              WOW Entertainment, Inc.
Date:  July 2, 2001



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WOW ENTERTAINMENT, INC.


By: /s/ Douglas E. May
    ----------------------------
    Douglas E. May, CFO


Date:  July 2, 2001






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